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                                                                   EXHIBIT 23(a)
[PRICEWATERHOUSECOOPERS LLP LOGO]

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                                                      PRICEWATERHOUSECOOPERS LLP
                                                      650 Third Avenue South
                                                      Park Building
                                                      Suite 1300
                                                      Minneapolis, MN 55402-4333
                                                      Telephone (612) 596 6000
                                                      Facsimile (612) 373 7160



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-51989, 333-26755, 333-16463, 333-16445,
333-82901) of ALLETE, Inc. of our report dated January 21, 2002 appearing on page 42 of this Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 21, 2002 relating to the Financial Statement Schedule, which appears on page 62 of this Form 10-K for the year ended December 31, 2001.

We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 333-02109, 333-40797, 333-58945, 333-41882, 333-54330, 333-57104, 333-71320) of ALLETE, Inc. of our
report dated January 21, 2002 appearing on page 42 of this Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 21, 2002 relating to the Financial Statement Schedule, which appears on page 62 of this Form 10-K for the year ended December 31, 2001.

PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
February 7, 2002